Exhibit 4.1
EXECUTION VERSION
AMENDMENT NO. 10
     This Amendment No. 10 (“Agreement”) dated as of August 25, 2009 (“Effective Date”) is among Mariner Energy, Inc., a Delaware corporation (the “Parent”), Mariner Energy Resources, Inc., a Delaware corporation (“Mariner Energy Resources” and together with the Parent, the “Borrowers”, each a “Borrower”), the Lenders (as defined in the Credit Agreement described below), and Union Bank, N.A. (f/k/a Union Bank of California, N.A.) as administrative agent (in such capacity, the “Administrative Agent”) and as issuing lender (in such capacity, the “Issuing Lender”).
RECITALS
     A. The Borrowers, the Lenders, the Issuing Lender and the Administrative Agent are parties to the Amended and Restated Credit Agreement dated as of March 2, 2006, as amended by Amendment No. 1 and Consent dated as of April 7, 2006, Amendment No. 2 dated as of October 13, 2006, Amendment No. 3 and Consent dated as of April 23, 2007, Amendment No. 4 dated as of August 24, 2007, Amendment No. 5 and Agreement dated as of January 31, 2008, Master Assignment, Agreement and Amendment No. 6 dated as of June 2, 2008, Amendment No. 7 dated as of December 12, 2008, Amendment No. 8 and Consent dated as of March 24, 2009, and Amendment No. 9 dated as of June 15, 2009 (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.
     B. The Parent has notified the Administrative Agent in writing that it wishes to form a new, wholly-owned subsidiary as a corporation under the laws of the province of British Columbia, Canada (the “Canadian Subsidiary”).
     C. Section 5.08 of the Credit Agreement requires that each Borrower and Subsidiary grant certain Acceptable Security Interests to the Administrative Agent, and Section 5.10 requires Borrowers to deliver certain title opinions reflecting that the Administrative Agent has an Acceptable Security Interest in certain Oil and Gas Properties.
     D. Section 6.03(a) of the Credit Agreement prohibits any Borrower or Subsidiary from certain arrangements that restrict Liens on its Property to secure the Obligations.
     E. Section 6.04(b) of the Credit Agreement prohibits certain Property dispositions.
     F. Section 6.10 of the Credit Agreement restricts a Borrower from permitting its Subsidiaries to operate or carry on business in any jurisdiction other than the United States.
     G. Section 6.15 of the Credit Agreement requires that a Borrower give the Administrative Agent prior written notice of the creation of a new Subsidiary, that such new Subsidiary execute and deliver a Guaranty and at the Administrative Agent’s request, Security Instruments, and that a holder of Equity Interest of such new Subsidiary execute and deliver a Pledge Agreement.
     H. In connection with the formation of the Canadian Subsidiary, the Borrowers have requested that the Lenders consent to the formation of the Canadian Subsidiary, waive certain requirements under Sections 5.08, 5.10, 6.03(a), 6.04(b) and 6.15, and amend the restriction in Section 6.10.
     THEREFORE, the Borrowers, the subsidiaries of the Borrowers signatory hereto (the “Guarantors”), the Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:

ARTICLE I.
DEFINITIONS
     Section 1.01 Terms Defined Above. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.
     Section 1.02 Other Definitional Provisions. The words “hereby”, “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.
ARTICLE II.
WAIVER
     The Lenders hereby agree, subject to the terms and conditions of this Agreement, to waive (a) the requirements in Sections 5.08, 5.10 and 6.15(b) of the Credit Agreement that the Canadian Subsidiary execute and deliver a Guaranty and Security Instruments or pertaining to the existence of an Acceptable Security Interest in Property of the Canadian Subsidiary, (b) the application of Sections 6.03(a) and 6.04(b) to the Canadian Subsidiary, and (c) the requirement in Section 6.15(c) that the Parent execute and deliver a Pledge Agreement pledging its Equity Interest in the Canadian Subsidiary; provided that, the Parent must execute and deliver a Pledge Agreement pledging 65% of its Equity Interest in the Canadian Subsidiary (the “Canadian Pledge Agreement”). The waiver by the Lenders described in this Article 2 is limited to the extent described above and, except for the waivers expressly described above, shall not otherwise be construed to be a permanent waiver of Sections 5.08, 5.10, 6.03, 6.04 and 6.15 of the Credit Agreement or any other terms, provisions, covenants, warranties or agreements contained in any Loan Document that do not conflict with the waivers given in this Article 2.
ARTICLE III.
AMENDMENT
     Section 3.01 Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order:
     “Canadian Subsidiary” means a wholly-owned subsidiary of Parent formed as a corporation under the laws of the province of British Columbia, Canada.
     “Non-Obligor Entity” means the Canadian Subsidiary which is not an Obligor.

     Section 3.02 Section 6.02 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (j), by replacing the “.” at the end of clause (k) with “;”, and by adding the following new clauses (l), (m) and (n) to the end thereof:
     (l) Debt owing by the Canadian Subsidiary to an Obligor pursuant to Section 6.06(l);
     (m) Debt owing by an Obligor to the Canadian Subsidiary which together with the amount of investments, loans and advances permitted by Section 6.06(l), does not in the aggregate exceed $25,000,000 outstanding at any time;
     (n) Guaranties by an Obligor incurred on behalf of the Canadian Subsidiary, which together with the amount of investments, loans and advances permitted by Section 6.06(l), does not in the aggregate exceed $25,000,000 outstanding at any time.
     Section 3.03 Section 6.06 of the Credit Agreement is hereby amended by deleting the “and” at the end of clause (j), by replacing the “.” at the end of clause (k) with “; and”, and by adding the following new clause (l) to the end thereof:
     (l) investments, loans and advances to a Non-Obligor Entity, which together with the amount of Debt permitted by Sections 6.02(m) and 6.02(n), does not in the aggregate exceed $25,000,000 outstanding at any time.
     Section 3.04 Section 6.10 of the Credit Agreement is hereby amended by deleting the second sentence and replacing it with the following new sentence:
     No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, operate or carry on business in any jurisdiction other than the United States, including the Gulf of Mexico, except that the Canadian Subsidiary is permitted to operate and carry on business in Canada.
     Section 3.05 Article VI of the Credit Agreement is hereby amended by adding the following new Section 6.19:
     Section 6.19 Non-Obligor Entities. Notwithstanding anything to the contrary contained herein except Sections 6.02(m), 6.02(n) and 6.06(l), including any provision of this Article VI other than Sections 6.02(m), 6.02(n) and 6.06(l), no Borrower shall, nor shall it permit any of its Subsidiaries, other than any Non-Obligor Entity, to, (a) create, assume, incur or suffer to exist any Lien on or in respect of any of its Property for the benefit of any Non-Obligor Entity, (b) sell, assign, pledge, or otherwise transfer any of its Properties to any Non-Obligor Entity except for software and other licenses and transfer of immaterial rights and property that are used in the ordinary course of business to assist in the operation or administration of the Canadian Subsidiary, or (c) make or permit to exist any loans, advances, or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in, any Non-Obligor Entity or in any Properties of any Non-Obligor Entity other than the Debt permitted by Sections 6.02(m) and 6.02(n) and the investments, loans and advances permitted by Section 6.06(l).
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES
     Section 4.01 Borrowers Representations and Warranties. Each of the Borrowers represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit

Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, after giving effect to the terms of this Agreement, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement and the other documents, instruments, certificates and agreements (“Other Documents”) required to be delivered by this Agreement and to which each of the Borrowers is a party are within the corporate power and authority of each of the Borrowers and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement and the Other Documents to which each of the Borrowers is a party constitute legal, valid, and binding obligations of such Borrower enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents; and (f) the Liens under the Security Instruments are valid and subsisting and secure each of the Borrowers’ obligations under the Loan Documents.
     Section 4.02 Guarantors Representations and Warranties. Each Guarantor represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement and the Other Documents to which such Guarantor is a party are within the corporate power and authority of such Guarantor and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement and the Other Documents to which such Guarantor is a party constitute legal, valid, and binding obligations of such Guarantor enforceable in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement or any of the Other Documents; (f) it has no defenses to the enforcement of its Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor’s obligations under the Loan Documents.
ARTICLE V.
CONDITIONS
     This Agreement shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions precedent:
     Section 5.01 Documents. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of this Agreement duly and validly executed and delivered by duly authorized officers of the Borrowers, the Guarantors, the Administrative Agent, and the Lenders.
     Section 5.02 Payment of Fees. The Borrowers shall have paid all costs and expenses that have been invoiced and are payable pursuant to Section 10.04 of the Credit Agreement.
     Section 5.03 No Default. No Default shall have occurred and be continuing.

     Section 5.04 Representations. The representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document shall be true and correct in all material respects other than such representations and warranties that speak of a certain earlier date, which representations and warranties shall be true and correct as of such earlier date.
ARTICLE VI.
COVENANTS
     Section 6.01 Documents. Within thirty (30) Business Days of the formation of the Canadian Subsidiary, the Borrowers agree to deliver, or to cause the Canadian Subsidiary to deliver, the following documents:
          (a) The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of the Canadian Pledge Agreement duly and validly executed and delivered by duly authorized officers of the Parent and the Administrative Agent.
          (b) The Administrative Agent shall have received stock or, to the extent applicable under the Canadian Subsidiary’s organizational documents, membership or partnership interest certificates required in connection with the Canadian Pledge Agreement and stock powers executed in blank for each such stock certificate endorsed in blank to the Administrative Agent.
          (c) The Administrative Agent shall have received a favorable opinion of the Borrowers’ local counsel in the province of British Columbia, Canada in form and substance reasonably satisfactory to the Administrative Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request.
          (d) The Administrative Agent shall have received copies, certified by a Responsible Officer of the Parent of (i) a certificate stating that the resolutions of the board of directors of the Parent certified to the Administrative Agent on January 31, 2008 are in full force and effect without modification or amendment, (ii) the certificate of incorporation and the bylaws or similar governing documents of the Canadian Subsidiary and (iii) all other documents evidencing other necessary corporate action and governmental approvals required by law, if any, with respect to the Canadian Pledge Agreement and the formation of the Canadian Subsidiary.
     Section 6.02 Effect on Permitted Investments and Debt. Notwithstanding anything contained in this Agreement, until the Borrowers have delivered, or caused the Canadian Subsidiary to deliver, all documents required by Section 6.01 of this Agreement, the amount of investments, loans and advances otherwise permitted by Section 6.06(l) of the Credit Agreement, together with the Debt permitted by Sections 6.02(m) and 6.02(n) of the Credit Agreement shall not in the aggregate exceed $5,000,000 outstanding at any time.
     Section 6.03 Event of Default. Failure to comply with Section 6.01 of this Agreement shall constitute an Event of Default under the Credit Agreement.
ARTICLE VII.
MISCELLANEOUS
     Section 7.01 Effect on Loan Documents; Acknowledgments.
          (a) Each of the Borrowers acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

          (b) The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents other than as expressly set forth above, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.
          (c) Each of the Borrowers, the Guarantors, Administrative Agent, Issuing Lender, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and each of the Borrowers and the Guarantors acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement or the consent granted hereunder.
          (d) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.
          (e) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.
     Section 7.02 Reaffirmation of the Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in its Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and deliver of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.
     Section 7.03 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.
     Section 7.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrowers and the Administrative Agent hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
     Section 7.05 Invalidity. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.
     Section 7.06 Governing Law. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.
     Section 7.07 Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT, AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH

RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
[SIGNATURES BEGIN ON NEXT PAGE]

     EXECUTED effective as of the date first above written.

MARINER ENERGY, INC.

By:	/s/ John H. Karnes John H. Karnes,
Senior Vice President and Chief Financial Officer

MARINER ENERGY RESOURCES, INC.

By:	/s/ John H. Karnes John H. Karnes,
Senior Vice President and Chief Financial Officer

MARINER LP LLC, a Delaware limited liability company
By: Mariner Energy, Inc., its sole member

By:	/s/ John H. Karnes John H. Karnes,
Senior Vice President and Chief Financial Officer

MC BELTWAY 8 LLC, a Delaware limited liability company
By: Mariner Energy, Inc. as its manager

By:	/s/ John H. Karnes John H. Karnes,
Senior Vice President and Chief Financial Officer

MARINER GULF OF MEXICO LLC, a Delaware limited liability company
By: Mariner Energy, Inc., its sole member

By:	/s/ John H. Karnes John H. Karnes,
Senior Vice President and Chief Financial Officer
Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

UNION BANK, N.A. (f/k/a Union Bank of California, N.A.), as Administrative Agent, Issuing Lender, Lender, Joint Lead Arranger and Sole Book Runner

By: Name:	/s/ Damien G. Meiburger Damien G. Meiburger
Title:	Senior Vice President
Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BNP PARIBAS, as a Lender, Joint Lead Arranger and Syndication Agent

By: Name:	/s/ Douglas R. Liftman Douglas R. Liftman
Title:	Managing Director

By: Name:	/s/ Polly Schott Polly Schott
Title:	Director
Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BMO CAPITAL MARKETS FINANCING, INC., as a Lender and as a Co-Documentation Agent

By: Name:	/s/ James V. Ducote James V. Ducote
Title:	Director
Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

GUARANTY BANK, as a Lender and as a Co-Documentation Agent

By:
Name:
Title:

Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

JPMORGAN CHASE BANK, N.A. , as a Lender and as a Co-Documentation Agent

By: Name:	/s/ Michael A. Kamauf Michael A. Kamauf
Title:	Vice President
Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CAYLON NEW YORK BRANCH, as a Lender

By: Name:	/s/ Tom Byargeon Tom Byargeon
Title:	Managing Director

By: Name:	/s/ Michael Willis Michael Willis
Title:	Managing Director
Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CITICORP USA, INC., as a Lender

By: Name:	/s/ James F. Reilly, Jr. James F. Reilly, Jr.
Title:	Attorney-in-Fact

By:
Name:
Title:

Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

THE BANK OF NOVA SCOTIA, as a Lender

By: Name:	/s/ David G. Mills David G. Mills
Title:	Managing Director
Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: Name:	/s/ Charles W. Randall Charles W. Randall
Title:	Vice President
Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

COMERICA BANK, as a Lender

By: Name:	/s/ Gregory D. Smith Gregory D. Smith
Title:	Senior Vice President
Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

NATIXIS, as a Lender

By: Name:	/s/ Donovan C. Broussard Donovan C. Broussard
Title:	Managing Director

By: Name:	/s/ Louis P. Laville, III Louis P. Laville, III
Title:	Managing Director
Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

BANK OF SCOTLAND PLC, as a Lender

By: Name:	/s/ Julia R. Franklin Julia R. Franklin
Title:	Assistant Vice President
Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

CAPITAL ONE, N.A., as a Lender

By: Name:	/s/ Paul D. Hein Paul D. Hein
Title:	Vice President
Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK FRANKFURT AM MAIN, NEW YORK BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

WACHOVIA BANK, NATIONAL ASSOCIATION, as a Lender

By: Name:	/s/ Charles W. Randall Charles W. Randall
Title:	Vice President
Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By: Name:	/s/ Kenneth R. Batson, III Kenneth R. Batson, III
Title:	Vice President
Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)

THE FROST NATIONAL BANK, as a Lender

By: Name:	/s/ Thomas H. Dungan Thomas H. Dungan
Title:	Senior Vice President
Signature Page to Amendment No. 10
(Mariner Energy, Inc. and Mariner Energy Resources, Inc.)